WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. [___]	[DATE]

Biotricity Inc.

Common Stock Purchase Warrant

_________________

THIS CERTIFIES THAT, for value received, [NAME], or his/her/our registered assigns (the “Purchaser”), is entitled to subscribe for and purchase from Biotricity Inc., a Nevada corporation (the “Company”), at any time commencing on [DATE] and expiring on [FIVE YEAR ANNIVERSARY OF ISSUE DATE] (the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below).

This Warrant is one of a number of like warrants (“Warrants”) and is issued in connection with the Company’s private offering solely to accredited investors of Units in accordance with, and subject to, the terms and conditions described in the Subscription Agreement, dated as of even date herewith (the “Subscription Agreement”).

This Warrant is subject to the following terms and conditions:

1.

Shares.  The Purchaser has, subject to the terms set forth herein, the right to purchase, at any time during the Warrant Exercise Term, up to [NUMBER OF SHARES] shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), at a per share exercise price of $3.00 (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 3 hereof.

.

Exercise of Warrant.

(a)

Exercise.  This Warrant may be exercised by the Purchaser at any time during the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Purchaser to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company, or via Cashless Exercise (as defined below), of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise

Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made.

(b)

Cashless Exercise. In addition to the provisions of Section 2(a) above, in the event the Shares are not subject to an effective resale registration statement on or prior to the one year anniversary of the date hereof (subject to customary exclusions including if such registration statement is outdated or defective), the Purchaser may, in its sole discretion, exercise all or any part of this Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Purchaser shall surrender the right to receive upon exercise of this Warrant the full number of Warrant Shares set forth in Section 1 hereof and instead, without cash payment, shall receive a number of Warrant Shares calculated by using the following formula:

X

=

Y (A - B)

       A

with:

X =

the number of Warrant Shares to be issued to the Purchaser

Y =

the number of Warrant Shares with respect to which the Warrant is being exercised

A =

the fair value per share of Common Stock on the date of exercise of this Warrant

B =

the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph 2(b), “fair value” per share of Common Stock shall mean (A) the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq Market if quoted thereon, or, if not listed or quoted, the OTC Bulletin Board (or any tier of the OTC Markets) if quoted thereon, on the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Purchaser, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(c)

Issuance of Certificates.  As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) or 2(b) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Purchaser (i) a certificate or certificates for the number of validly issued, fully paid and non-assessable Shares to which the Purchaser shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Purchaser. The Purchaser shall for all purposes hereof be deemed to have become the Purchaser of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) or 2(b) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open. Warrant Shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days (as defined below) after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required). “Trading Day” means a day on which the principal Trading Market is open for trading, “Trading Market” means any of the following markets or exchanged on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing), the OTC Bulletin Board or OTC Markets, Inc.

(d)

Taxes.  The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Purchaser for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3.

Adjustment of Exercise Price and Number of Shares.

(a)

Adjustment for Reclassification, Consolidation or Merger.  If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Purchaser, all necessary or appropriate lawful provisions shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Purchaser for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (the “Board of Directors”). The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b)

Adjustments for Split, Subdivision or Combination of Shares.  If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)

Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d)

Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the Company shall issue Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Common Stock so issued by (y) the Exercise Price, and (ii) the denominator of which shall be the number of shares of the Common Stock issued and outstanding immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued.

For the purposes hereof “Additional Shares of Common Stock” shall mean all shares of Common Stock, or options, rights, warrants to subscribe for Common Stock, or securities convertible into or exchangeable for shares of Common Stock, actually issued by the Company on or after the date hereof, other than shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued at any time:

()

upon exercise of the Warrants;

()

pursuant to the exercise of options, warrants or other common stock purchase rights issued (or to be issued) to employees, officers or directors of, or consultants or advisors to, or any strategic ally of or investor in, the Company pursuant to any stock purchase plan, stock option plan, equity incentive plan or other plan or arrangement approved by the Board of Directors (or the Compensation Committee thereof) at any time;

(iii)

pursuant to the exercise of options, warrants or any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) outstanding as of the date of the issuance of this Warrant;

(i)

in connection with the acquisition of all or part of another entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity (including securities issued to persons formerly employed by such other entity and subsequently hired by the Company and to any brokers or finders in connection therewith);

(vi)

bona fide commercial partners, or lessors in connection with credit arrangements, equipment financings or similar transactions approved by the Board of Directors; or

(vii)

in connection with the Company’s acquisition, joint-venture, licensing or business transaction of intellectual property assets from any individuals or entities approved by the Board of Directors.

Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3(d), the number of Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e)

Notice of Adjustments.  Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Purchaser at the address of such Purchaser as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4.

Notices.  All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the business day of delivery if send by facsimile transmission, in each case to the intended recipient as set forth below:

If to the Company to:

Biotricity Inc.

275 Shoreline Drive, Suite 150

Redwood City, California 94065

Attention: Waqaas Al-Siddiq

Facsimile:

With a copy (that shall not constitute notice) to:

Ruskin Moscou Faltischek, P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, New York 11556

Attention:  Stephen E. Fox, Esq.

Facsimile: (516) 663-6780

If to the Purchaser at its address as furnished in the Subscription Agreement.

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, facsimile transmission, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.

5.

Legends.  Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.

Removal of Legend.  Upon request of a holder of a certificate with the legends required by Section 5 hereof and subject to Section 3(f) of the Registration Rights attached as Annex A to the Subscription Agreement, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

7.

Fractional Shares.  No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Shares to be issued. This Warrant may only be exercised for whole shares.

8.

Rights of Stockholders.  Except as expressly provided in Section 3(c) hereof, the Purchaser, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9.

Miscellaneous.

()

This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law rules.

()

The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

()

The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

()

The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Purchaser and of the Shares issued or issuable upon the exercise hereof.

()

This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

()

The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser contained herein against impairment.

()

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Purchaser, in lieu thereof, a new Warrant of like date and tenor.

()

This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Biotricity Inc.

By:

Name: Waqaas Al-Siddiq

Title:  Chief Executive Officer